Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of MBNA Corporation of our report dated January 22, 2004, with respect to the consolidated financial statements of MBNA Corporation incorporated by reference in this 2003 Annual Report on Form 10-K of MBNA Corporation for the year ended December 31, 2003:

Registration Statement Number	Form

33-41936	S-8
33-41895	S-8
33-71640	S-8
33-95438	S-8
333-15721	S-3
333-21181	S-4
333-06824	S-8
333-51477	S-8
333-74919	S-3
333-79987	S-8
333-44422	S-8
333-45814	S-3
333-109035	S-8

Baltimore, Maryland
March 9, 2004

/s/ Ernst & Young LLP